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                                                                       Exhibit 1

                    JORDAN TELECOMMUNICATION PRODUCTS, INC.

                   $190,000,000 9 7/8% Senior Notes due 2007

                  $120,000,000 11 3/4% Senior Discount Notes
                                   due 2007

    25,000 Units consisting of 25,000 shares of 13 1/4% Senior Exchangeable
                                Preferred Stock
                  due 2009 with 25,000 shares of Common Stock


                               PURCHASE AGREEMENT
                               ------------------


                                                                   July 21, 1997

JEFFERIES & COMPANY, INC.
DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
SMITH BARNEY INC.
     c/o Jefferies & Company, Inc.
     11100 Santa Monica Boulevard
     10th Floor
     Los Angeles, California  90025


Ladies and Gentlemen:

          Jordan Telecommunication Products, Inc., a Delaware corporation (the "Issuer"), hereby agrees with you as follows:

          1. Issuance of Securities. The Issuer proposes to issue and sell (i) to Jefferies & Company, Inc. ("Jefferies"), Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Inc. (each a "Purchaser" and together, the "Purchasers") $190,000,000 aggregate principal amount of 9 7/8% Senior Notes due 2007 (the "Senior Notes") and (ii) to Jefferies $120,000,000 principal amount at maturity of 11 3/4% Senior Discount Notes due 2007 (the "Discount Notes") and 25,000 Units each consisting of one share of 13 1/4% Senior Exchangeable Preferred Stock due 2009 (the "Senior Preferred Stock") with one share of common stock, par
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value $.01 per share (the "Common Stock"), of the Issuer (the "Preferred Stock
Units" and, together with the Senior Notes and the Discount Notes, the "Offered Securities").

          The Senior Notes will be issued pursuant to an indenture (the "Senior Notes Indenture") to be dated as of July 25, 1997, between the Issuer and The First Trust National Association, as trustee (the "Senior Notes Trustee"). The Discount Notes will be issued pursuant to an indenture (the "Discount Notes Indenture" and, together with the Senior Notes Indenture, the "Indentures"), to be dated as of July 25, 1997, between the Issuer and The First Trust National Association, as trustee (the "Discount Notes Trustee"). The terms of the Senior Preferred Stock will be set forth in the Issuer's Certificate of Designation relating thereto (the "Certificate of Designation") and the Senior Preferred Stock will be exchangeable at the option of the Issuer, in whole but not in part, on any dividend payment date into the Issuer's 13 1/4% Subordinated Preferred Stock Exchange Notes Due 2009 (the "Exchange Notes"). The Exchange Notes will, if and when issued, be issued under an indenture (the "Exchange Notes Indenture"), to be dated as of the date of first issuance of the Exchange Notes, between the Issuer and The First Trust National Association, as trustee (the "Exchange Notes Trustee" and, together with the Senior Notes Trustee and the Discount Notes Trustee, the "Trustees").

          The Senior Notes will be offered and sold to the Purchasers, and the Discount Notes and the Preferred Stock Units will be offered and sold to Jefferies, pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuer has prepared a preliminary offering circular, dated June 24, 1997 (the "Preliminary Offering Circular"), and a final offering circular, dated July 21, 1997 (the "Offering Circular"), relating to the offer and sale of the Senior Notes, the Discount Notes and the Preferred Stock Units (the "Offerings").

          Concurrent with the consummation of the Offerings, JTP Industries, Inc., a wholly-owned subsidiary of the Issuer ("JTP Industries"), will enter into a senior bank credit agreement which is expected to provide the Issuer and its Subsidiaries (defined below) with a revolving credit and letter of credit facility of up to $110,000,000 (the "New Credit Agreement").

          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Offered Securities shall bear the following legend:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, AS-

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          SIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN
          THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH JORDAN TELECOMMUNICATION PRODUCTS, INC. (THE "ISSUER") OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

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          2.  Agreements to Sell and Purchase.  On the basis of the
representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Issuer shall (i) issue and sell to the Purchasers and each Purchaser, severally and not jointly, shall purchase from the Issuer the principal amount of the Senior Notes set forth opposite the names of the Purchasers in Schedule I hereto and (ii) issue and sell to Jefferies and Jefferies shall purchase from the Issuer $120,000,000 principal amount of the Discount Notes and 25,000 Preferred Stock Units. The purchase price for the Senior Notes shall be 97.2164% of the principal amount thereof, the purchase price for the Discount Notes shall be 68.7360% of the principal amount thereof and the purchase price for the Preferred Stock Units shall be $24,000,000.

          3. Terms of Offerings. The Purchasers have advised the Issuer that the Purchasers will make offers to sell (the "Exempt Resales") some or all of the Offered Securities purchased by the Purchasers hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (i) persons whom the Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) a limited number of institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Act ("Accredited Investors") (such persons specified in clauses
(i) and (ii) being referred to herein as the "Eligible Purchasers").

          Holders of the Senior Notes (including subsequent transferees) will have the registration rights set forth in the registration rights agreement (the "Senior Notes Registration Rights Agreement"), to be executed on and dated as of the Closing Date (defined below). Holders of the Discount Notes (including subsequent transferees) will have the registration rights set forth in the registration rights agreement (the "Discount Notes Registration Rights Agreement"), to be executed on and dated as of the Closing Date. Holders of the Senior Preferred Stock (including subsequent transferees) will have the registration rights set forth in the registration rights agreement (the "Preferred Stock Registration Rights Agreement" and, together with the Senior Notes Registration Rights Agreement and the Discount Notes Registration Rights Agreement, the "Registration Rights Agreements"), to be executed on and dated as of the Closing Date. Pursuant to the Registration Rights Agreements, the Issuer will agree, among other things, to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to, among other things, (i) the 9 7/8% Series B Senior Notes due 2007 of the Issuer (the "Exchange Senior Notes"), (ii) the 11 3/4% Series B Senior Discount Notes due 2007 of the Issuer (the "Exchange Discount Notes") and (iii) the 13 1/4% Series B Senior Exchangeable Preferred Stock Due 2009 of the Issuer (the "Exchange Senior Preferred Stock" and, together with the Exchange Senior Notes and the Exchange Discount Notes, the "Exchange Securities") identical in all material respects to the Senior Notes, the Discount Notes and the Senior Preferred Stock (except that the Exchange Securities shall have been registered pursuant to such

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registration statement) to be offered in exchange for the Senior Notes, the
Discount Notes and the Senior Preferred Stock (such offer to exchange being referred to as the "Registered Exchange Offer") and/or (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Senior Notes, the Discount Notes and the Senior Preferred Stock.

          This Agreement, the Senior Notes Indenture, the Discount Notes Indenture, the Exchange Notes Indenture, the Certificate of Designation, the Registration Rights Agreements, the Deposit Agreement, the Senior Notes, the Discount Notes, the Senior Preferred Stock, the Common Stock, the New Credit Agreement and all other documents or instruments executed by the Issuer or any of the Subsidiaries in connection with the transactions contemplated hereby and
thereby are referred to herein as the "Documents."   The transactions
contemplated by the Documents, including without limitation, the Offerings and the use of the proceeds therefrom as described in the Offering Circular, and the Company Formation as described in the Offering Circular under the captions "The Company -- Company Formation" and "Certain Transactions -- The Company Formation and Proceeds from the Offerings," are collectively referred to herein as the "Transactions."

          4. Delivery and Payment. Delivery to the Purchasers of and payment for the Offered Securities shall be made at a Closing (the "Closing") to be held at 9:00 a.m., New York City time, on July 25, 1997 (the" Closing Date") at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603. The Closing Date and the location of delivery of and the form of payment for the Offered Securities may be varied by agreement between the Purchasers and the Issuer.

          The Issuer shall deliver to the Purchasers (i) one or more certificates representing (a) the Senior Notes, (b) the Discount Notes and (c) the Senior Preferred Stock (together with the Common Stock until the Preferred Stock Separation Date, as defined herein) (collectively, the "Global Securities"), each in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Purchasers may request upon at least one business day's notice to the Issuer, in an amount corresponding to the aggregate principal amount or liquidation preference, as applicable, of the Senior Notes, the Discount Notes and the Senior Preferred Stock (together with the Common Stock), sold pursuant to Exempt Resales to QIBs and (ii) one or more certificates representing (a) the Senior Notes, (b) the Discount Notes and (c) the Senior Preferred Stock (together with the Common Stock until the Preferred Stock Separation Date) (collectively, the "Individual Securities"), each in definitive form, registered in such names and denominations as the Purchasers may so request, in an aggregate amount corresponding to the aggregate principal amount or liquidation preference, as applicable, of the Senior Notes, the Discount Notes and the Senior Preferred Stock (together with the Common Stock) sold pursuant to Exempt Resales to Accredited

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Investors, in each case against payment by the Purchasers of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account as the Issuer shall designate at least two business days prior to the Closing.

          The Global Securities and the Individual Securities in definitive form shall be made available to the Purchasers for inspection at the New York offices of Mayer, Brown & Platt (or such other place as shall be acceptable to the Purchasers) not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

          5.  Agreements of the Issuer.  The Issuer hereby agrees:

               (a) To (i) advise the Purchasers promptly after obtaining knowledge (and, if requested by the Purchasers, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Offered Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event, during the period that is reasonably necessary for Exempt Resales, that makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Offered Securities under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Offered Securities under any such laws, use its reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               (b) To (i) furnish the Purchasers, without charge, as many copies of the Offering Circular, and any amendments or supplements thereto, as the Purchasers may reasonably request and (ii) promptly prepare, upon the Purchasers' request, any amendment or supplement to the Offering Circular that the Purchasers deem may be reasonably necessary in connection with Exempt Resales (and the Issuer hereby consents to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto, by the Purchasers in connection with Exempt Resales).

               (c) Not to amend or supplement the Offering Circular prior to the Closing Date unless the Purchasers shall previously have been advised thereof and shall not have objected thereto in writing within five business days after being furnished a

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     copy thereof (unless in the opinion of counsel to the Issuer such amendment or supplement is required by law).

               (d)   For so long as is reasonably necessary for Exempt Resales,
     (i) if any event shall occur as a result of which, in the reasonable judgment of the Issuer or the Purchasers, it becomes necessary or advisable to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with Applicable Law (defined below), forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance reasonably satisfactory to the Purchasers) so that
     (A) as so amended or supplemented the Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Offering Circular will comply with Applicable Law and (ii) if it becomes necessary or advisable to amend or supplement the Offering Circular so that the Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance reasonably satisfactory to the Purchasers) so that the Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such rule.

               (e) To cooperate with the Purchasers and their counsel in connection with the qualification of the Offered Securities under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided, that the Issuer shall not be required in connection therewith to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

               (f) Whether or not any of the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), (B) the printing and delivery of all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (C) the issuance and delivery of the Offered Securities, including the fees of the Trustees and the Registrar and Transfer Agent (defined below) and the cost of its personnel,

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     (D) furnishing such copies of the Preliminary Offering Circular and the
     Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Purchasers, and (E) the preparation of the Senior Notes, the Discount Notes, the Senior Preferred Stock and the Common Stock (including, without limitation, printing and engraving thereof), (ii) all fees and expenses of the Issuer's counsel and accountants, (iii) all expenses and listing fees in connection with the application for quotation of the Senior Notes, the Discount Notes, the Preferred Stock Units, the Senior Preferred Stock and the Common Stock in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market, (iv) all fees and expenses (including fees and expenses of counsel) in connection with approval of the Offered Securities by DTC for "book-entry" transfer and (v) all fees charged by rating agencies in connection with the rating of the Senior Notes and the Discount Notes, if any.

               (g) To use the proceeds from the sale of the Offered Securities, together with the proceeds from certain other Transactions, in the manner described in the Offering Circular under the caption "Use of Proceeds."

               (h) To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest or dividends, as applicable, on the Senior Notes, the Discount Notes or the Senior Preferred Stock, or that may affect the covenants or the performance of the Indentures or the Certificate of Designation (and, to the extent it may lawfully do so, the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustees pursuant to the Indentures or the Registrar and Transfer Agent pursuant to the Certificate of Designation but shall suffer and permit the execution of every such power as though no such law had been enacted).

               (i) To use its best efforts to do and perform all things required to be done and performed by the Issuer under this Agreement prior to and after the Closing Date.

               (j) Not to, and to ensure that none of its affiliates (as defined in Rule 501(b) of the Act) will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Offered Securities in a manner that would require the registration under the Act of the sale to the Purchasers or to the Eligible Purchasers of the Offered Securities.

               (k) For so long as any of the Offered Securities, the Senior Preferred Stock or the Common Stock remain outstanding, during any period in which the Issuer is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available, upon request, to any owner of the Offered Securities, the Senior Preferred Stock or the Common Stock in connection with any sale thereof and any prospective Eligible Purchaser of such Offered Securities, the Senior Preferred Stock and the Common Stock from such owner, the information required by Rule 144A(d)(4) under the Act.

               (l) To comply with the representation letter of the Issuer to DTC relating to the approval of such of the Offered Securities, the Senior Preferred Stock and the Common Stock as the Issuer and the Purchasers agree shall be eligible with DTC for "book entry" transfer.

               (m) To use its best efforts to effect the inclusion of the Senior Notes, the Discount Notes, the Preferred Stock Units, the Senior Preferred Stock and the Common Stock in PORTAL.

               (n) Except in connection with the Registered Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offering and sale of the Offered Securities other than the Preliminary Offering Circular and the Offering Circular and any amendments and supplements to the Offering Circular prepared in compliance with Section 5(c) hereof or (ii) solicit any offer to buy or offer to sell the Offered Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

               (o) That the Senior Preferred Stock and the Common Stock that comprise the Preferred Stock Units will not be separately transferable until the earliest to occur of (i) August 1, 1998; (ii) such earlier date as may be determined by Jefferies; (iii) the date on which the Issuer mails notice of a Change of Control (as defined in the Certificate of Designation) to holders of the Senior Preferred Stock pursuant to the Certificate of Designation; (iv) in the event that the Issuer elects to exchange the Senior Preferred Stock for Exchange Notes pursuant to the Certificate of Designation, the date on which the Issuer mails notice thereof to the holders of the Senior Preferred Stock; (v) in the event that the Issuer elects to redeem the Senior Preferred Stock pursuant to Certificate of Designation, the date on which the Issuer mails notice thereof to the holders of the Senior Preferred Stock; and (vi) the date on which the Issuer consummates

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     a public offering of Common Stock (the earliest such date being the
     "Preferred Stock Separation Date").

          6. Representations and Warranties of the Issuer. The Issuer represents and war rants to the Purchasers that:

               (a) The Preliminary Offering Circular as of its date did not, and the Offering Circular as of its date does not and as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not mis leading, other than information furnished in writing to the Issuer by such Purchaser expressly for use in the Offering Circular or the Preliminary Offering Circular. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of the Offered Securities or the use of the Preliminary Offering Circular, the Offering Circular, or any amendment or supplement thereto, in any jurisdiction. Each of the Preliminary Offering Circular and the Offering Circular as of their respective dates contained, and the Offering Circular as amended or supplemented as of the Closing Date will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act, if applicable. Except as disclosed in the Offering Circular, there are no related party transactions that would be required to be disclosed in the Offering Circular if the Offering Circular were a prospectus included in a Registration Statement on Form S-1 under the Act. Except as disclosed in the Offering Circular, there are not contracts that would be required to be disclosed in the Offering Circular if the Offering Circular were a prospectus included in a Registration Statement on Form S-1 under the Act.

               (b) The Senior Notes, the Discount Notes, the Preferred Stock Units, the Preferred Stock, the Common Stock and, if issued, the Exchange Notes are eligible for trading under Rule 144A.

               (c) Each of the Issuer and each Subsidiary (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Offering Circular and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the

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     failure to be in good standing or so qualified could not, singly or in the aggregate, have a material adverse effect on (i) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer and the Subsidiaries, taken as a whole, or (ii) the ability of the Issuer or the Subsidiaries to perform their obligations under any of the Documents (a "Material Adverse Effect").

               (d) Immediately following the Closing, (i) the only direct or indirect subsidiaries of the Issuer of which the Issuer owns, directly or indirectly, more than 50% of the voting power (collectively, the "Subsidiaries"), will be the corporations identified on Schedule 6(d), and
     (ii) except as set forth in Schedule 6(d), Part 1, the Issuer will directly or indirectly beneficially own 100% of the outstanding shares of capital stock of each Subsidiary, free and clear of Liens (as defined in the Indentures) other than any Liens pursuant to the New Credit Agreement, and all of such shares of capital stock will be duly authorized and validly issued, fully paid and nonassessable and not issued in violation of, or subject to, any preemptive or similar rights. Except as expressly disclosed in the Offering Circular, there are no outstanding (x) securities convertible into or exchangeable for any capital stock of the Issuer or any of the Subsidiaries, (y) options, warrants or other rights to purchase or subscribe to capital stock of the Issuer or any of the Subsidiaries or securities convertible into or ex changeable for capital stock of the Issuer or any of the Subsidiaries or (z) contracts, commit ments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of the Issuer or any of the Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights. Immediately following the Closing, the Issuer will not directly or indirectly own any capital stock or other equity interest in any person other than as set forth in Schedule 6(d) Part 1 and
     Part 2.

               (e) Immediately following the Closing, the total authorized capital stock of the Issuer shall consist of 2,002,000 shares of capital stock, $.01 par value per share, consist ing of 1,000,000 shares of common stock, 999,500 of which shall be issued and outstanding, 2,000 shares of Junior Preferred Stock, which shall all be issued and outstanding, 1,000,000 shares of preferred stock, including 50,000 shares of Senior Preferred Stock, 25,000 of which shall be issued and outstanding. All of the outstanding shares of capital stock of the Issuer have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption "Capitalization" in the Offering Circular (including the footnotes thereto) presents fairly, as of its date, (i) the historical combined capitalization of the Issuer and its Subsidiaries, and (ii) the combined capitalization of the Issuer and its Subsidiaries on a pro forma basis after giving effect to the Transactions, the acquisition of LoDan West, Inc. and the Offerings and the application of the net proceeds therefrom as described under "Use of Proceeds" in the

     Offering Circular. Except as set forth in such table, immediately following the Closing, neither the Issuer nor any of the Subsidiaries shall have any liabilities, absolute, accrued or contingent other than (x) liabilities that are reflected in the Financial Statements (defined below), or (y) liabilities incurred subsequent to the date thereof in the ordinary course of business, consistent with past practice, that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (f) Neither the Issuer nor any of the Subsidiaries has entered into any agreement that conflicts with or will in any way impair the rights granted to the Purchasers pursuant to the Registration Rights Agreements.

               (g) The Issuer and the Subsidiaries have or will have all requisite power and authority to enter into, deliver and perform its obligations under the Documents to which it is a party and to consummate the Transactions. Each of the Documents has been or will be duly and validly authorized by the Issuer and the Subsidiaries, that is, or will be, a party thereto, and this Agreement is, and when executed and delivered on the Closing Date each other Document will be, a legal, valid and binding obligation of the Issuer and the Subsidiaries, that is a party hereto or thereto, enforceable against each such person in accordance with its terms, except as such enforceability may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, (ii) limited by general principles of equity (whether considered in a proceeding at law or equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution. When executed and delivered, each Document will conform in all material respects to the description thereof in the Offering Circular. On the Closing Date, the Indentures will conform to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), applicable to an indenture that is required to be qualified under the TIA.

               (h) The Senior Notes and the Discount Notes have been duly and validly authorized by the Issuer for issuance and sale to the Purchasers pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Indentures and delivered to and paid for by the Purchasers in accordance with the terms hereof, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as such enforceability may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, (ii) limited by general principles of equity (whether considered in a proceeding at law or equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

               (i) The Certificate of Designation has been duly authorized and executed by the Issuer and duly filed with the Secretary of State of the State of Delaware. The shares of Senior Preferred Stock have been duly and validly authorized by the Issuer for issuance and sale to Jefferies pursuant to this Agreement and, when issued by the Issuer and delivered and paid for by Jefferies in accordance with the terms hereof, will have been validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The certificate of incorporation of the Issuer, by virtue of the Certificate of Designation, sets forth the rights, preferences and provisions of the Senior Preferred Stock, and the holders thereof will be entitled to the benefits of the provisions set forth in the Certificate of Designation as provided therein. Harris Trust and Savings Bank has agreed to be the registrar and transfer agent for the Senior Preferred Stock (the "Registrar and Transfer Agent").

               (j) All of the outstanding shares of capital stock of the Issuer have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights. The shares of Common Stock to be issued and sold by the Issuer have been duly authorized and, when issued and delivered to Jefferies against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Issuer conforms in all material respects to the description thereof in the Offering Circular. The Registrar and Transfer Agent has agreed to be the registrar and transfer agent for the Common Stock.

               (k) The Exchange Securities have been duly and validly authorized by the Issuer and, when executed, authenticated or countersigned, registered and delivered in accordance with the terms of the Certificate of Designation or the Indentures and the Registration Rights Agreements, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as such enforceability may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, (ii) limited by general principles of equity (whether considered in a proceeding at law or equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

               (l) The Exchange Notes have been duly and validly authorized by the Issuer and, when executed, authenticated and delivered in accordance with the terms of the Exchange Notes Indenture, will be legal, valid and binding obligations of the Issuer, enforce able against the Issuer in accordance with their terms, except as such enforceability may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, (ii) limited by general principles of equity (whether considered in a proceeding at law or equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

               (m) Neither the Issuer nor any of the Subsidiaries is (i) in violation of its re spective charter or by-laws (collectively, "Charter Documents"), (ii) other than violations that are not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect, in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "Applicable Law") of any government, governmental or regulatory agency or body, court or arbitrator, domestic or foreign (each, a "Governmental Authority") or (iii) other than breaches or defaults that are not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect, in breach of or default under (with the passage of time or otherwise) any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any such person is a party or by which any of them or their respective property is bound (collectively, "Applicable Agreements"). There exists no condition that, with the passage of time or otherwise, would constitute a violation of such Charter Documents or Applicable Laws or a breach of or default under any Applicable Agreement or result in the imposition of any penalty or the acceleration of any indebtedness, other than breaches, violations, penalties, defaults or conditions which are not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect.

               (n) Neither the execution, delivery or performance of the Documents nor the consummation of the Transactions shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien (other than under the New Credit Agreement) on any assets of the Issuer or any of the Subsidiaries, or result in an acceleration of indebtedness pursuant to (i) the Charter Documents of the Issuer or any of the Subsidiaries, (ii) any Applicable Agreement, other than such breaches, violations or defaults that are not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect or (iii) any Applicable Law, other than such breaches, violation or defaults that are not reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Registration Rights Agreements and the Indentures by the Issuer, compliance by the Issuer with the provisions of this Agreement, the Indentures, the Registration Rights Agreements, the Senior Notes, the Discount Notes and the Preferred Stock Units and the issuance, sale and subsequent registration of the Senior Notes, the Discount Notes and the Preferred Stock Units will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a lien or encumbrance on any properties of the Issuer or any of the Subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or by laws of the Issuer or any of the Subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer or any of the Subsidiaries is a party or by which any of them or their property is bound, or (iii) any law or administrative regulation applicable to the Issuer or any of the Subsidiaries or any of their assets or properties, or any judgment, order or decree of any court or governmental agency or authority to which the Issuer or any of the Subsidiaries was or is now a party or to which any of them or their respective properties are subject. No consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency, or other governmental agency (except as securities or blue sky laws of the various states may require) that has not been made or obtained is required for the execution, delivery and performance of this Agreement, the Indentures and the Registration Rights Agreements and sale of the Senior Notes, the Discount Notes and the Preferred Stock Units pursuant to this Agreement. No consents or waivers from any person are required to consummate the issuance, sale and subsequent registration of the Exchange Securities pursuant to this Agreement and the Registration Rights Agreements other than such consents and waivers as have been or will be obtained. After giving effect to the Transactions, no Default or Event of Default (as defined in the Indentures) will exist.

               (o) No permit, authorization, approval, consent, license or order of, or filing, registration or qualification with, any Governmental Authority (collectively, "Permits") and no approval or consent of any other person, is required in connection with, or as a condition to, the execution, delivery or performance of any of the Documents or the consummation of any of the Transactions, other than such Permits (i) as have been made or obtained on or prior to the Closing Date, (ii) as are not required to be made or obtained on or prior to the Closing Date that will be made or obtained when required, (iii) the failure of which to make or obtain is not reasonably likely, singly or in the aggregate, to result in a Material Adverse Effect or (iv) as may be required under the securities or Blue Sky laws of any jurisdiction other than the Federal jurisdiction of the United States.

               (p) Except as adequately disclosed in the Offering Circular, there is no action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, "Proceedings"), pending or threat ened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the Transactions, or
     (ii) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Issuer nor any of the Subsidiaries is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that is reasonably likely to, singly or in the aggregate, have a Material Adverse Effect.

               (q) The Issuer and each of the Subsidiaries has such Permits as are necessary to own, lease and operate the properties and to conduct the businesses described in the Offering Circular other than those the failure of which to have is not reasonably likely, singly or in the aggregate, to result in a Material Adverse Effect. All such Permits are in full force and effect. No event has occurred which allows, or after notice or lapse of time would allow, the imposition of any material penalty, revocation or termination by the issuer thereof or which results in any material impairment of the rights of the holder of any such Permits. Neither the Issuer nor any of the Subsidiaries has any reason to believe that any issuer is considering limiting, suspending or revoking any such Permit.

               (r) Except as set forth in the Offering Circular, or with such exceptions as, singly or in the aggregate, are not reasonably likely to have a Material Adverse Effect, (i) the Issuer and each of the Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Offering Circular as being owned by them and (ii) the Issuer and the Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, and no default has occurred or is continuing thereunder, other than such defaults that are not reasonably likely to, singly or in the aggregate, have a Material Adverse Effect. The Issuer and the Subsidiaries maintain insur ance covering their properties, operations, personnel and businesses against such losses and risks as they reasonably deem adequate in accordance with customary industry practice. Any such insurance is outstanding and duly in force.

               (s) All material tax returns required to be filed by the Issuer and the Subsidiaries in any jurisdiction (including foreign jurisdictions) have been filed and, when filed, all such returns were true, correct and complete in all material respects, and all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties, interest and additions to taxes) shown on such returns have been paid, other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and in each case, for which an adequate reserve or accrual has been established on the books and records of the Issuer or its predecessors in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"). There are no actual or proposed additional tax assessments for any fiscal period against the Issuer or any of the Subsidiaries that are reasonably likely to, singly or in the aggregate, have a Material Adverse Effect. The charges, accruals and reserves on the books of each of the Issuer and the Subsidiaries in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

               (t) The Issuer and the Subsidiaries own, or are licensed under, and have the right to use, all patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or proce dures), trademarks, service marks and trade names (collectively, "Intellectual Property") currently used in, or necessary for the conduct of, their businesses as set forth in the Offering Circular, with such exceptions as are not reasonably likely, singly or in the aggregate, to have a Material Adverse Effect. No claims have been asserted by any person and there is no proceeding pending or, to the Issuer's knowledge, threatened before any court or Governmental Authority, challenging the use of any such Intellectual Property by the Issuer or any of the Subsidiaries or questioning the validity or enforceability of any item of Intellectual Property owned or used by Issuer or any Subsidiary, or license or other agreement related thereto, and there is no valid basis for any such claim (other than any claims that are not reasonably likely to, singly or in the aggregate, have a Material Adverse Effect). The loss of any Intellectual Property asset, other than the DURA-LINE and SILICORE trademarks, or the patent or manufacturing trade secrets covering the solid co-extruded polymer lubricant lining used in connection with the SILICORE technology, would not have a Material Adverse Effect. All Intellectual Property assets which are material to the businesses of the Issuer and the Subsidiaries as currently conducted and as described in the Offering Circular are valid and enforceable. To the Issuer's knowledge, the conduct of the businesses of the Issuer and the Subsidiaries as currently conducted and as described in the Offering Circular does not infringe on the Intellectual Property rights of any other person, and no Person is infringing upon the Intellectual Property rights of the Issuer or any Subsidiary, in any material respect.

               (u) Each of the Issuer and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

               (v) Each of (i) the audited combined financial statements of the Issuer and the Subsidiaries, including their respective predecessors, and related notes contained in the Offering Circular (the "Audited Financial Statements") and (ii) the unaudited historical combined financial statements of the Issuer and the Subsidiaries, including their respective predecessors, and related notes contained in the Offering Circular (the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements") present fairly in all material respects the combined financial position, results of operations and cash flows of the Issuer and its Subsidiaries, as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP, and the requirements of Regulation S-X that would be applicable if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act, except as disclosed therein. The summary and selected historical financial data included in the Offering Circular have been prepared on a basis consistent with that of the Financial Statements and present fairly in all material respects the combined financial position and results of operations of the Issuer and the Subsidiaries as of the respective dates and for the respective periods indicated. Each of (i) the audited combined financial statements of persons other than the Issuer and related notes contained in the Offering Circular and (ii) the unaudited historical combined financial statements of such persons and related notes contained in the Offering Circular present fairly in all material respects the combined financial position, results of operations and cash flows of such persons, as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP and the requirements of Regulation S-X that would be applicable if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act, except as disclosed therein. The pro forma combined financial statements and related notes included in the Offering Circular (i) comply in all material respects with the rules and guidelines of the Commission with respect to pro forma financial statements except as disclosed in the Offering Circular, (ii) present fairly in all material respects the pro forma financial position and results of operations of the Issuer and its Subsidiaries on a combined basis as of the dates and for the periods indicated, after giving effect to the Transactions, (iii) have been prepared on a basis consistent with the Financial Statements, except for the pro forma adjustments specified therein, and (iv) are based on good faith, reasonable estimates and assumptions of the Issuer. The summary pro forma financial information included in the Offering Circular has been derived from such pro forma financial statements and present fairly in all material respects the pro forma combined financial position and results of operations of the Issuer and its Subsidiaries, including their respective predecessors, as of the respective dates and for the respective periods indicated. All other financial and statistical data included in the Offering Circular are fairly and accurately presented in all material respects and are derived from and prepared on a basis consistent with, the Financial Statements and the books and records of the Issuer and its Subsidiaries. Ernst & Young LLP are independent public accountants with respect to the Issuer and its Subsidiaries.

               (w) Subsequent to the respective dates as of which information is given in the Offering Circular, except as adequately disclosed in the Offering Circular, (i) neither the Issuer nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to the Issuer and the Subsidiaries on a consolidated basis, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any decrease in the capital stock of any of them or any increase in long-term indebtedness or any material increase in short-term indebtedness of the Issuer and the Subsidiaries on a consolidated basis, or any payment of or declaration to pay any dividends or any other distribution by the Issuer, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer and the Subsidiaries taken as a whole (each of clauses (i), (ii) and (iii), a "Material Adverse Change"). There is no event known to the Issuer that is reasonably likely to occur, which if it were to occur, would be reasonably likely to, singly or in the aggregate, have a Material Adverse Effect, except such events that have been adequately disclosed in the Offering Circular.

               (x) Prior to and after the issuance of the Offered Securities and after giving effect to the Transactions, (i) the present fair saleable value of the assets of the Issuer exceeded and will exceed the amount that will be required to be paid on, or in respect of, the Issuer's debts and other liabilities (including contingent liabilities) as they become absolute and matured, (ii) the assets of the Issuer do not constitute and will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted, and (iii) the Issuer does not intend to, and does not believe that it will, incur debts or other liabilities beyond its ability to pay such debts and liabilities as they mature. The Issuer does not intend to permit any of the Subsidiaries to incur debts or other liabilities beyond their respective ability to pay such debts and liabilities as they mature.

               (y) Except as contemplated by this Agreement, neither the Issuer nor any of its Affiliates has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any of them to facilitate the sale or resale of any of the Offered Securities or (ii) except as disclosed in the Offering Circular, (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Offered Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any of them.

               (z) No registration under the Act, and no qualification of the Indentures under the TIA is required for the sale of the Offered Securities to the Purchasers as contem plated hereby or for the Exempt Resales, assuming (i) that the Eligible Purchasers who buy the Offered Securities in the Exempt Resales are QIBs or Accredited Investors, (ii) the accuracy of the Purchasers' representations contained herein regarding the absence of general solicitation in connection with the sale of the Offered Securities to the Purchasers and the Exempt Resales, and (iii) the accuracy of the representations made by each Accredited Investor who purchases the Offered Securities pursuant to an Exempt Resale as set forth in the letters of representation in the form of Annex A to the Offering Circular. No form of general solicitation or general advertising was used by the Issuer or any of its Affiliates or any of their representatives (other than the Purchasers) in connection with the offer and sale of any of the Offered Securities or in connection with Exempt Resales. No securities of the same class as any of the Offered Securities have been offered, issued or sold by the Issuer or any of its Affiliates within the six-month period immediately prior to the date hereof.

               (aa) No condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in the Issuer or any such "Affiliate" incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. With respect to any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA"), (i) the fair market value of the assets of such employee pension benefit plan equals or exceeds the present value of the liabilities of such pension plan (as determined in accordance with the actuarial methods and assumptions set forth in the latest actuarial report for such employee pension benefit plan), except where the failure to so equal or exceed would not, singly or in the aggregate, have a Material Adverse Effect and (ii) there exists no accumulated funding deficiency which could, singly or in the aggregate, have a Material Adverse Effect. The terms "employee benefit plan," "employee pension benefit plan," and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA, the term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (the "Code").

               (bb) None of the Transactions will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R.

     Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R.
     Part 224) of the Board of Governors of the Federal Reserve System). Neither the Issuer nor any of the Subsidiaries is subject to regulation, or shall become subject to regulation upon the consummation of the Transactions, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or any Federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money.

               (cc) Neither the Issuer nor any of the Subsidiaries has dealt with any broker, finder, commission agent or other person (other than the Purchasers) in connection with the Transactions and neither the Issuer nor any of the Subsidiaries is under any obligation to pay any broker's fee or commission in connection with such transactions (other than commissions and fees to the Purchasers as set forth in the Offering Circular).

               (dd) Neither the Issuer nor any Subsidiary is engaged in any unfair labor practice. Except as adequately disclosed in the Offering Circular, there is (i) no unfair labor practice complaint or other proceeding pending or, to the knowledge of the Issuer after due inquiry, threatened against the Issuer or any of the Subsidiaries before the National Labor Re lations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agree ment is so pending or threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Issuer after due inquiry, threatened against the Issuer or any of the Subsidiaries, and (iii) no union representation question existing with respect to the employees of the Issuer or any of the Subsidiaries, and, to the Issuer's knowledge after due inquiry, no union organizing activities are taking place that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (ee) Except as adequately disclosed in the Offering Circular is not reasonably likely to, singly or in the aggregate, have a Material Adverse Effect:

                    (1) each of the Issuer and the Subsidiaries (i) has obtained all Permits that are required with respect to the operation of its business, property and assets under the Environmental Laws (as defined below) and are in material compliance with all terms and conditions of such required Permits, and (ii) is in material compliance with all Environmental Laws (including, without limitation, compliance with standards, schedules and timetables therein);

                    (2) no real property or facility presently, or to the Issuer's knowledge, formerly owned, used, operated, leased, managed or controlled by the Issuer or any of the Subsidiaries is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Informa tion System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any other state or local list established pursuant to any Environmental Law, and neither the Issuer nor any of the Subsidiaries has received any notification of potential or actual liability or request for information under CERCLA or any comparable state or local law;

                    (3) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escap ing, leaching, disposing or dumping, on-site or, to the knowledge of the Issuer and the Subsidiaries after due inquiry, off-site) of Hazardous Materials (as defined below) by the Issuer or any of the Subsidiaries at, on, under, from or into any facility or real property owned, operated, leased, managed or controlled by any such person that are likely to give rise to a material liability under any Environmental Law;

                    (4) to the Issuer's knowledge, there are no events, activities, practices, incidents, investigations, notices, contractual obligations or actions or conditions, circumstances or plans that may interfere with or prevent compliance by the Issuer or any of the Subsidiaries with any Environmental Law, or that may give rise to any material liability under any Environmental Laws; and

                    (5) in the ordinary course of their businesses, the Issuer and each of the Subsidiaries conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Issuer and each of the Subsidiaries in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Issuer and each of the Subsidiaries have reasonably concluded that such associated costs and liabilities could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect on the Issuer and each of the Subsidiaries, taken as a whole.

                    "Environmental Laws" means all Applicable Laws, now in effect, relating to pollution or protection of human health or the environment, including, without limitation, laws relating to (1) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous constituents, substances or wastes, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls, petroleum or any constituents relating to or arising out of any oil production activities, including crude oil or any fraction thereof, or any petroleum product or other wastes, chemicals or substances regulated by any Environmental Law (collectively referred to as "Hazardous Materials"), into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (2) the manufacture, processing, distribu tion, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (3) underground storage tanks, and related piping, and emissions, dis charges, releases or threatened releases therefrom.

               (ff) No statement, representation or warranty made by the Issuer or any of the Subsidiaries, in any of the Documents or in any certificate or document required by any of the Documents to be delivered to the Purchasers was or will be, when made, inaccurate, untrue or incorrect in any material respect.

          7. Representations and Warranties of the Purchasers. Each of the Purchasers, jointly and severally, represents and warrants with respect to itself only that:

               (a)   It is a QIB.

               (b) It (i) is not acquiring the Offered Securities with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be soliciting offers for the Offered Securities only from, and will be reoffering and reselling the Offered Securities only to (A) persons in the United States whom it reasonably believes to be QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and (B) a limited number of Accredited Investors that execute and deliver to the Issuer and the Purchasers a letter contain ing certain representations and agreements in the form attached as Annex A to the Offering Circular.

               (c) No form of general solicitation or general advertising in violation of the Act has been or will be used by such Purchasers or any of their representatives in connection with the offer and sale of any of the Offered Securities.

               (d) In connection with the Exempt Resales, it will solicit offers to buy the Offered Securities only from, and will offer and sell the Offered Securities only to, Eligible Purchasers who, in purchasing such Offered Securities will be deemed to have represented and agreed (i) if such Eligible Purchasers are QIBs, that they are purchasing the Offered Securities for their own accounts or accounts with respect to which they exercise sole invest ment discretion and that they or such accounts are QIBs, (ii) that such Offered Securities will not have been registered under the Act and may be resold, pledged or otherwise transferred only (A) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 or in accordance with another exemption from the registration requirements of the Act, (B) to the Issuer and (C) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and (iii) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (ii) above.

          8.  Indemnification.

               (a) The Issuer shall, without limitation as to time, indemnify and hold harmless each Purchaser and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) any of the Purchasers (any of such persons being hereinafter referred to as a "controlling person"), and the respective officers, directors, partners, employees, representatives and agents of the Purchasers and any such controlling person (collectively, the "Issuer Indemnified Parties"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connec tion with (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any act, omission, transaction or event contemplated by the Documents; provided, that the Issuer shall not be liable to any Issuer Indemnified Party for any Losses that (i) arise solely from the gross negligence or willful misconduct of such Issuer Indemnified Party, (ii) are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Purchaser furnished in writing to the Issuer (or reviewed and approved in writing) by a Purchaser expressly for use in the Preliminary Offering Circular or the Offering Circular, (iii) result solely from an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular or the Offering Circular and such Issuer Indemnified Party or the related Purchaser failed to send a copy of the Offering Circular as then amended or supplemented, with or prior to the delivery of written confirmation of the sale by such Purchaser to the person asserting the claim from which such Losses arise, the Offering Circular, as then amended or supplemented, would have corrected such untrue statement or alleged untrue statement or omission or alleged omission and the Issuer has delivered the Offering Circular, as then amended or supplemented, to the Purchasers pursuant to this Agreement, or (iv) result from the use by the Issuer Indemnified Party or the related Purchaser of the Offering Circular when the Issuer has notified such Purchaser in writing that the Offering Circular contains an untrue statement or omission of a fact or circumstance requiring an amendment to the Offering Circular. The Issuer shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Issuer or any Subsidiary is aware in connection with the matters addressed by this Agreement which involves the Issuer, any of the Subsidiaries or any of the indemnified parties.

               (b) Each Purchaser shall, severally and not jointly, without limitation as to time, indemnify and hold harmless the Issuer, and its directors, officers, and any person controlling the Issuer (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) (any such persons being hereinafter referred to as a "controlling person"), and the directors and officers of such controlling persons (the "Purchaser Indemnified Parties" and, together with the Issuer Indemnified Parties, the "Indemnified Parties"), to the fullest extent lawful, from and against any and all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with respect to information relating to such Purchaser furnished in writing (or reviewed and approved in writing) by such Purchaser expressly for use in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto); provided, however, that in no event shall the liability of each such Purchaser exceed the total discounts and commissions received by such Purchaser with respect to the Senior Notes purchased by it.

               (c) If any Proceeding shall be brought or asserted against any person entitled to indemnification hereunder, such Indemnified Party shall give prompt written notice to the indemnifying party; provided, that the failure to so notify the indemnifying party shall not re lieve the indemnifying party from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the indemnifying party has been prejudiced mate rially by such failure.

               No indemnifying party shall consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and sub stance satisfactory to the Indemnified Party, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any Indemnified Party is a party thereto).

               (d) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Purchasers, on the other hand, from the offering of the Senior Notes and Jefferies from the offering of the Discount Notes and the Preferred Stock Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits re ferred to in clause (i) above but also the relative fault of the Issuer, on the one hand, and the Purchasers, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and the Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer, and the total discounts and commissions received by the Purchasers, bear to the total price of the Senior Notes (with respect to the Purchasers) and the Discount Notes and the Preferred Stock Units (with respect to Jefferies) in Exempt Resales in each case as set forth in the table on the cover page of the Offering Circular. The relative fault of the Issuer, on the one hand, and the Purchasers, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

               Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(c), the Purchasers shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by such Purchasers with respect to the Senior Notes and received by Jefferies with respect to the Discount Notes and the Preferred Stock Units exceeds the amount of any damages that such Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e)   The indemnity and contribution agreements contained in this
     Section 8 are in addition to any liability that the indemnifying party may otherwise have to the Indemnified Parties.

               9.  Conditions.

               (a) The obligation of the Purchasers to purchase the Senior Notes and of Jefferies to purchase the Discount Notes and the Preferred Stock Units under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

                    (i) All the representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a materiality qualifier, which shall be true and correct as written) at and as of the Closing Date after giving effect to the Transactions with the same force and effect as if made on and as of such date. On or prior to the Closing Date, the Issuer and the Subsidiaries and, to the knowledge of the Issuer, each other party to the Documents (other than the Purchasers) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts to be performed, complied with or satisfied at or prior to the Closing Date pursuant to the Documents.

                    (ii) The Offering Circular shall have been printed and copies made available to the Purchasers not later than 12:00 noon, New York City time, on the second business day following the date of this Agreement or at such later date and time as Jefferies may approve.

                    (iii) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the consummation of any of the Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Offered Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated.

                    (iv) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of any of the Transactions. No Proceeding shall be pending or threatened other than Proceedings that (A) if adversely determined could not, singly or in the aggregate, adversely affect the issuance or marketability of the Offered Securities and (B) could not be expected to have a Material Adverse Effect.

                    (v) Since the date as of which information is given in the Offering Circular, there shall not have been any Material Adverse Change.

                    (vi) The Senior Notes, the Discount Notes, the Preferred Stock Units, the Senior Preferred Stock and the Common Stock shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market, and the Senior Notes and the Discount Notes shall have received ratings of B+ and B+, and B3 and B3, from Standard & Poor's Corporation and Moody's Investors Service, Inc., respectively, which ratings shall be in effect on the Closing Date and shall not have been amended or made subject to any notice of potential downgrade or action of similar import.

                    (vii) The Purchasers shall have received on the Closing Date (A) certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Issuer, on behalf of the Issuer, (x) confirming the matters set forth in paragraphs (i) through (v) and (xi) of this Section 9(a) and (y) certifying as to such other matters as the

     Purchasers may reasonably request, (B) a certificate, dated the Closing Date, signed by the Secretary of the Issuer, certifying such matters as the Purchasers may reasonably request and (C) a certificate of solvency, dated the Closing Date, signed by the principal financial or accounting officer of the Issuer substantially in the form previously approved by the Purchasers.

                    (viii)  The Purchasers shall have received:

                    (1) an opinion of Mayer, Brown & Platt, special counsel to the Issuer ("Mayer, Brown"), dated the Closing Date, in the form of Exhibit A hereto;

                    (2) an opinion of Bryan Cave LLP, special counsel to the Issuer ("Bryan Cave"), dated the Closing Date, in the form of Exhibit B hereto; and

                    (3) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date, in form and substance reasonably satisfactory to the Purchas ers covering such matters as are customarily covered in such opinions.

                    (ix) The Purchasers shall have received from Ernst & Young LLP (A) a customary comfort letter, dated the date of the Offering Circular, in form and substance reasonably satisfactory to the Purchasers, with respect to the financial statements and certain financial information contained in the Offering Circular, and (B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (A), except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

                    (x) The Documents to be executed and delivered on or prior to the Closing Date shall have been executed and delivered by all parties thereto and the Purchasers shall have received a fully executed original or a copy of the fully executed original of each Document.

                    (xi) On or prior to the Closing Date, the Transactions to be consummated on or prior to the Closing Date shall have been duly consummated. The Pur chasers shall have received copies of all opinions delivered by Mayer, Brown and Bryan Cave under or in connection with the Transactions consummated on the Closing Date, and letters to the effect that the Purchasers may rely on such opinions, as if addressed to the Purchasers.

                    (xii) Counsel to the Purchasers shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this
     Section 9.

               (b) The obligation of the Issuer to sell the Offered Securities under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

                    (i) The Purchasers shall have delivered payment to the Issuer for the Offered Securities pursuant to Sections 2 and 4 of this Agreement.

                    (ii) All of the representations and warranties of the Purchasers in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

                    (iii) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Offered Securities; and no stop order suspending the qualification or exemption from qualification of any of the Offered Securities in any juris diction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

          10. Termination. (a) The Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuer if any of the following has occurred:

                    (i) since the date as of which information is given in the Offering Circular, any material adverse effect or development involving a prospective adverse effect on the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise), of the Issuer or any Subsidiary, whether or not arising in the ordinary course of business, that could, in the Purchasers' judgment, (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Offered Securities on the terms and in the manner contemplated in the Offering Circular or (ii) materially impair the investment quality of any of the Offered Securities;

                    (ii) the failure of the Issuer to satisfy the conditions contained in Section 9(a) hereof on or prior to the Closing Date;

                    (iii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in economic conditions in or the financial markets of the United States or elsewhere, if the effect of such out break, escalation, calamity, crisis or material adverse change in the economic conditions in or in the financial markets of the United States or elsewhere could make it, in the Purchasers' judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Offered Securities on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Offered Securities;

                    (iv) the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or any setting of limitations on prices for securities on any such exchange or the Nasdaq National Market;

                    (v) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Purchasers' opinion materially and adversely affects, or could materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer and its Subsidiaries on a consolidated basis;

                    (vi) any securities of the Issuer or the Subsidiaries or Jordan Industries, Inc., the corporate parent of the Issuer, or any of its subsidiaries or affiliates shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 431(g)(2) under the Act; or

                    (vii) the declaration of a banking moratorium by any Govern mental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Purchasers' opinion could have a material adverse effect on the financial markets in the United States or elsewhere.

          (b) The indemnities and contribution and expense reimbursement provisions set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Purchasers, (ii) acceptance of the Offered Securities, and payment for them hereunder, and (iii) any termination of this Agreement (other than pursuant to Section 11). Without limiting the foregoing, notwithstanding any termination of this Agreement (other than pursuant to Section 11), the Issuer shall be liable
(i) for all expenses that they have agreed to pay pursuant to Section 5(f) hereof, and (ii) pursuant to Section 8 hereof.

          11. Default by Purchasers. If any of the Purchasers shall fail or refuse to purchase the Offered Securities that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Issuer for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the Issuer or the non-defaulting Purchaser, except as otherwise provided in Section 10(b) hereof. Nothing herein shall relieve a defaulting Purchaser from liability for its default.

          12.  Miscellaneous.

               (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuer, ArborLake Centre, 1751 Lake Cook Road, Suite 550, Deerfield, Illinois 60015 Attention: Chief Executive Officer, with a copy to Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, Attention: Philip J. Niehoff, Esq. and
     (ii) if to the Purchasers, to Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, Attention: Jerry M. Gluck, Esq., with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: Alan G. Straus, Esq. (provided that any notice pursuant to Section 8 hereof will be mailed, delivered, telegraphed or telecopied and confirmed to the party to be notified and its counsel), or in any case to such other address as the person to be notified may have requested in writing.

               (b) This Agreement has been and is made solely for the benefit of and shall be binding upon the Issuer, the Purchasers and, to the extent provided in Section 8 hereof, the controlling persons officers, directors, partners, employees, representatives and agents referred to in Section 8 and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Offered Securities from the Purchasers merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases the Offered Securities from the Purchasers is intended to be a beneficiary of the Issuer's covenants contained in the Registration Rights Agreements to the same extent as if the Senior Notes, the Discount Notes and the Preferred Stock Units were sold and those covenants were made directly to such purchaser by the Issuer, and each such purchaser shall have the right to take action against the Issuer to enforce, and obtain damages for any breach of, those covenants.

               (c) THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCI-

     PLES OF CONFLICTS OF LAW. THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE ISSUER IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AT THE ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PURCHASERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER IN ANY OTHER JURISDICTION.

               (d) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

               (e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (f) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               (g) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

               (h) The indemnities and contribution and expense reimbursement provisions set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery and payment for the Offered Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any party hereto, (ii) acceptance of the Offered Securities, and payment for them hereunder, and (iii) any termination of this Agreement (other than pursuant to Section 11).

          Please confirm that the foregoing correctly sets forth the agreement between the Issuer and the Purchasers.

                              Very truly yours,

                              JORDAN TELECOMMUNICATION PRODUCTS, INC.


                              By:  /s/ Dominic J. Pileggi
                                   ---------------------------------------------
                                   Name:   Dominic J. Pileggi
                                   Title:  President and Chief Executive Officer



Accepted and Agreed to:

JEFFERIES & COMPANY, INC.
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
SMITH BARNEY INC.


By: JEFFERIES & COMPANY, INC.


By:  /s/ M. Brent Stevens
     --------------------------------
     Name: M. Brent Stevens
     Title: Managing Director

                                                                       Exhibit A

                         [Attach Mayer, Brown Opinion]

                                                                       Exhibit B

                          [Attach Bryan Cave Opinion]

                                   SCHEDULE I

                                Principal Amount   Principal Amount     Number of Preferred
                                of Senior Notes    of Discount Notes    Stock Units
Initial Purchasers              To Be Purchased    To Be Purchased      To Be Purchased
------------------              ---------------    ---------------      ---------------

Jefferies & Company, Inc......    $133,000,000       $120,000,000            25,000

Donaldson, Lufkin & Jenrette
   Securities Corporation.....      38,000,000

Smith Barney Inc..............      19,000,000
                                   -----------        -----------            ------

     Total....................    $190,000,000       $120,000,000            25,000
                                   ===========        ===========            ======

                            SCHEDULE 6(D) -- Part 1

Subsidiaries of the Issuer              Percentage Ownership/1/   Jurisdiction of Organization
--------------------------              -----------------------   ----------------------------

JTP Industries, Inc.                                                     Delaware
Adapt Communication Supply
    Co. - S. Fl., Inc.                                                   Florida
AIM Electronics Corporation                                              Delaware
Balance Manufacturing Services
    of Southern California, Inc.                   80%                   California
Balance Manufacturing
    Services, Inc.                                 80%                   Texas
Bond Holdings, Inc.                                                      Delaware
Bond Technologies Inc.                             80%                   California
BSM, Inc.                                          51%                   California
Cable Spec. Ltd.                                 79.2%                   Texas
Cambridge Products Corporation                                           Delaware
Diversified Wire & Cable, Inc.                   87.5%                   Delaware
Dura-Line Mexico S.A. de C.V.                                            Mexico
Dura-Line C.T. s.r.o.                              75%                   Czech Republic
Dura-Line Limited                                                        United Kingdom
Dura-Line International, Inc.                                            Delaware
Dura-Line Shanghai Plastics
    Co., Ltd.                                                            China
Dura-Line Corporation                                                    Delaware
Johnson Components, Inc.                                                 Delaware
Jordan Telecommunications
    Product Group -  Europe, Inc.                                        Delaware
LoDan West, Inc.                                                         Delaware
Northern Technologies
    Holdings, Inc.                                                       Delaware
Northern Technologies, Inc.                                              Idaho
Old Jordan Telecommunications
    Product Group, Inc.                                                  Delaware
Shanghai Viewsonics Electronic
    Co., Ltd.                                                            China
Viewsonics, Inc.                                                         Delaware
Vitelec Electronics Ltd.                                                 United Kingdom

---------------------------
/1/  Ownership 100% unless indicated.

                            SCHEDULE 6(D) -- Part 2

Subsidiaries of the Issuer              Percentage Ownership/1/    Jurisdiction of Organization
--------------------------              --------------------       ----------------------------

Dura-Line (Israel) Ltd.                         33%                           Israel

------------------------
/1/  Ownership 100% unless indicated